WILLIAMSBURG INVESTMENT TRUST

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

                                 WITH RESPECT TO
                           THE JAMESTOWN BALANCED FUND
                            THE JAMESTOWN EQUITY FUND
                     THE JAMESTOWN INTERNATIONAL EQUITY FUND
                     THE JAMESTOWN TAX EXEMPT VIRGINIA FUND
                                  (THE "FUNDS")

I.   INTRODUCTION

     A.   GENERAL PRINCIPLES

     This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Williamsburg Investment Trust (the "Trust") and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of the Funds' shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     B.   LEGAL REQUIREMENT

     Rule 17j-1(a) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any Covered Person, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Funds:

          1.   To employ any device, scheme or artifice to defraud the Trust;

          2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          4.   To engage in any manipulative practice with respect to the Trust.

     A security is "held or to be acquired" if within the most recent 15 days it
(i) is or has been held by the Funds, or (ii) is being or has been considered by the Trust or Lowe, Brockenbrough & Company LLC. (the "Advisor") for purchase by the Funds. A purchase or sale includes the purchase or sale of an option to purchase or sell.

     C.   APPLICABILITY

          For purposes of this Code, "Covered Person" shall mean:

          1. Any officer or employee of the Trust or of any company in a control relationship to the Trust and any director, officer or employee of the Advisor who, in connection with his or her regular functions or duties, makes or participates in decisions regarding the purchase or sale of securities by the Funds or whose functions relate to providing information or advice to individuals making such decisions or executing such decisions (an "Advisory Person"), including the person or persons with the direct responsibility and authority to make investment decisions affecting the Funds (the "Portfolio Managers");

          2. Any officer or employee of the Trust, or of any company in a control relationship to the Trust, and any director, officer or employee of the Advisor who, in connection with his or her regular functions or duties, obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security; and

          3.   Any Trustee of the Trust.

     For purposes of this Code, a person who normally assists in the preparation of public reports regarding the Funds or who receives public reports regarding the Funds but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Covered Person.

II.  RESTRICTIONS ON ACTIVITIES

     A.   BLACKOUT PERIODS

          1. No Covered Person shall purchase or sell, directly or indirectly, any security on a day during which the Funds have a pending "buy" or "sell" order in that same security until that order is executed or withdrawn;

          2. No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days after the Funds trade in that security unless all of the transactions contemplated by the
               Funds  in  that  security  has  been  completed   prior  to
               such transaction. If a securities transaction is executed by the Funds within seven (7) calendar days after a Portfolio Manager executed a transaction in the same security, the Designated Supervisory Person will review the Portfolio Manager's and the Funds' transactions to determine whether the Portfolio Manager did not meet his or her fiduciary duties to the Funds in violation of this Code.

     B.   INTERESTED TRANSACTIONS

     No Advisory Person shall recommend any securities transactions by the Funds without having disclosed to the Portfolio Manager his or her interest, if any, in such securities or the issuer thereof, including without limitation:

     a. any direct or indirect beneficial ownership of any securities of such issuer;

     b.   any contemplated transaction by such person in such securities;

     c.   any position with such issuer or its affiliates; and

     d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

     C.   DISCUSSION OF TRADING.

     No Covered Person shall discuss with or otherwise inform others of any contemplated security transactions by the Funds except in the performance of his duties of employment or in an official capacity and then only for the benefit of the Funds or an advisory client and in no event for personal gain or for the benefit of others. No such person shall release information as to any investment portfolio changes on behalf of the Funds, proposed or in process, except 1) upon the contemplation of such changes, 2) when the disclosure results from the publication of a prospectus or 3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, or 4) in conjunction with any report to which shareholders are entitled by reason of provisions of documents governing the operations of the Funds.

     D.   INITIAL PUBLIC OFFERINGS

     No Advisory Person shall acquire any beneficial ownership in any securities in an initial public offering for his or her personal account without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Trust) and has concluded after consultation with other investment advisory personnel of the Trust that the Funds have no foreseeable interest in purchasing such securities.

     E.   PRIVATE PLACEMENTS

     No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Trust) and has concluded after consultation with other investment advisory personnel of the Trust that the Funds have no foreseeable interest in purchasing such securities.

     F.   SHORT-TERM TRADING PROFITS

     No Advisory Person shall profit from the purchase and sale, or sale and purchase, within 60 calendar days, of (i) the same (or equivalent) securities of which are the same or equivalent to those securities purchased by or at the direction of the Funds or (ii) shares of the Funds or any other series of the Trust. Any profit so realized shall, unless the Trust's Board approves otherwise, be paid over to the Funds or to a charitable organization of the Designated Supervisory Person's choosing.

     Notwithstanding the foregoing provision, an Advisory Person, subject to advance approval of the Designated Supervisory Person (as hereinafter defined) on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

     G.   GIFTS

     No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Trust.

     H.   SERVICE AS A DIRECTOR

     No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization by the Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust and the Funds' shareholders.

III. EXEMPT TRANSACTIONS

     A. For purposes of this Code, the term "security" shall not include the following:

          1.   securities issued by the Government of the United States;
          2.   bankers' acceptances;
          3.   bank certificates of deposit;
          4.   commercial paper;
          5. fixed-income securities, provided that (a) the security has a credit rating of at least Aa or Aaa from Moody's Investors Service, AA or AAA from

               Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase, (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume; and
          6. shares of registered open-end investment companies, excluding the Funds and any other series of the Trust.

     B. The prohibitions described in paragraphs (A) and (F) of Article II and paragraph (A) of Article IV shall not apply to:

          1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          2. Purchases or sales of securities which are not eligible for purchase or sale by the Funds;

          3. Purchases or sales of fixed-income securities of investment grade with an outstanding issue size of $100,000,000 or more;

          4. Purchases or sales that are non-volitional on the part of the Covered Person;

          5. Purchases that are part of an automatic dividend reinvestment plan;

          6. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          7. Purchases or sales of currencies, currency futures, interest rate futures, index futures, and/or options on any of the foregoing;

          8. Purchases or sales of securities issued or guaranteed as to principal and interest by any government or its agencies or instrumentalities;

          9. Transactions in a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, except that such amount shall be $100,000 in the case of issuers with total market capitalizations in excess of $4 billion;

          10. Purchases or sales of an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less; or

          11. Subject to the advance approval by a Designated Supervisory Person (as defined below) purchases or sales which are only remotely potentially harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

IV.  COMPLIANCE PROCEDURES

     A.   PRECLEARANCE

     A Covered Person may, directly or indirectly, acquire or dispose of beneficial ownership of a security, only if (1) such purchase or sale has been approved by a supervisory person designated by the Advisor (the "Designated Supervisory Person"), (2) the approved transaction is completed by the close of business on the second trading day after approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction. The Designated Supervisory Person will retain written records of such clearance requests.

     B.   REPORTING

     Every Covered Person must report certain information about each transaction by which the Covered Person acquires any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of a security, PROVIDED, HOWEVER, that a Covered Person shall not be required to make a report with respect to any transaction which would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended.

     A Covered Person must submit the report required by this Article IV to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All reports must be made on the attached form.

     Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership (as defined in Attachment A to this Code) in the securities to which the report relates.

     C.   CERTIFICATION OF COMPLIANCE

     Each Covered Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     D.   RECORDS OF SECURITIES TRANSACTIONS

     Each Covered Person is required to direct his/her brokers to supply to the Designated Supervisory Person, on a timely basis, duplicate copies of all confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

     E.   NON-INTERESTED TRUSTEES AND OTHER COVERED PERSONS

     Any person who is (i) a Covered Person with respect to the Trust solely by virtue of being a Trustees of the Trust, or (ii) a Covered Person but also a director, officer or employee of an investment advisor of one or more series of the Trust other than the Funds, shall be required to comply with the foregoing paragraphs of this Article IV and paragraph (A)(1) of Article II with respect to a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Funds or was being considered for purchase or sale by the Funds.

     F.   DISCLOSURE OF PERSONAL HOLDINGS

     Upon commencement of employment or within 10 days of being designated a Covered Person, and annually thereafter, each Covered Person shall be required to disclose his or her current personal securities holdings to the Designated Supervisory Person. The Annual Holdings Report must contain information current as of a date no more than 30 days before the Report is submitted.

     G.   DESIGNATED SUPERVISORY PERSON

     "Designated Supervisory Person" means Margaret Corwin or, in his/her absence, an alternative Designated Supervisory Person, or their respective successors in such positions.

     H.   NOTIFICATION OF SUBJECT PERSONS

     The Designated Supervisory Person shall notify each "Covered Person" of the Trust who may be required to make reports pursuant to this Code that such person is subject to this Code and its reporting requirements and shall deliver a copy of this Code to each such person.

     I.   REVIEW BY THE BOARD OF TRUSTEES

          1.   At least  quarterly,  the  Designated  Supervisory  Person  shall
               report  to  the  Board  of  Trustees  any  violations   requiring
               significant remedial action during the past quarter.

          2. At least annually, the Designated Supervisory Person shall report in writing to the Board of Trustees:

               a. a description of all issues that arose during the previous year under the Code; and

               b. information regarding material Code violations and sanctions imposed in response to the material violations; and

               c.   that  the  17j-1   organization   has   adopted   procedures
                    reasonably necessary to prevent its Covered Persons from violating its Code of Ethics.

V.   SANCTIONS

     Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Supervisory Person shall report the violation to the management personnel of the Advisor for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Covered Person, a monetary fine, or suspension or termination of the Covered Person's relationship with the Trust and/or the Advisor.

VI.  CONFIDENTIALITY

     All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VII. OTHER LAWS, RULES AND STATEMENTS OF POLICY

     Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Trust.

VIII. FURTHER INFORMATION

     If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the Designated Supervisory Person.

IX.  RECORDS

     This Code, a copy of each report by a Covered Person, any written report hereunder by the Advisor, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.


Dated:  January 1, 2004

                                            THE BOARD OF TRUSTEES
                                            WILLIAMSBURG INVESTMENT TRUST

                                                                    Attachment A
                                                                    ------------


     The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person, or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                                                   Attachment B
                                                                    ------------

                      PRE-CLEARANCE OF SECURITY TRANSACTION


To:                                            , Designated  Supervisory  Person
            __________________________________

From:
            __________________________________
                 (Name of Employee)

Date:       __________________________________


     1. I hereby seek approval for the | | purchase/| | sale of _______________

shares or $__________ par value of ____________________ for the cash or  margin account  of ______________________________.


     2. The price per share or contract is approximately  $_________________.

     3. The transaction | | is/| | is not in connection with a private placement.

     4. Said  transaction  was  recommended  to  me  by _______________________

     I have no knowledge of any account managed by Lowe, Brockenbrough & Company, Inc. actively considering the purchase or sale of this Security.

     I have read the Code of Ethics within the past year and recognize that I am subject to it.

     After inquiry, I am satisfied that this transaction is consistent with the Code of Ethics and Lowe, Brockenbrough & Company, Inc.'s Insider Trading Policy. If I become aware that the trade does not comply with this Code or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

                                               _________________________________
                                               Signature of Employee


APPROVED:  ___________________________________ DATE:  __________________________


TRANSACTION COMPLETED:  Date _________    No. of Shares ________  Price ________


TRANSACTION UNFILLED:  _______________________


COMMENTS/FOLLOW UP:
-------------------

(This authorization is valid until close of business on the second trading day following authorization.)


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


                                                               Attachment C
                                                               ------------


                                                                                                               _______ Qtr, 200_

                                               QUARTERLY SECURITIES TRANSACTIONS REPORT

     Persons   subject  to  the  Code  of  Ethics  must  report  ALL  Securities  Transactions (including  Exempt  Transactions) as
defined in the Code of Ethics, executed  during the reporting  period.  DO  NOT  ATTACH  BROKERAGE   REPORTS.  The  report  must be
returned to  the  Compliance  Officer,  regardless  of  whether  any  Securities Transactions occurred, before the tenth (10th) day after the close of the quarter.  Please note that this Report  covers all  Securities  in which you have a Beneficial Interest.

|  | I have executed no Securities Transactions during the quarter.

|  | The following is a complete list of my Securities Transactions:

===================================================================================================================================
                                                                           # OF SHARES
                             TRANSACTION          PURCHASE,                OR PRINCIPAL
       SECURITY                  DATE             SALE,OR OTHER            AMOUNT OF               PRICE           EXECUTING
                                                                           SECURITY                                BROKER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

     I certify  that I have read and  understand  the Code of Ethics  and that I have complied with the requirements of the Code of
Ethics,  including disclosure of all Securities Transactions that require disclosure.

Printed Name:  _______________________________________________          Signature:  _______________________________________________

                                                                        Date:  ____________________________________________________

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY
SECURITY TO WHICH THIS REPORT RELATES.



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